UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 28, 2013

Respect Your Universe, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-54885	20-0641026
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

818 North Russell Street, Oregon 97227
(Address of principal executive offices) (Zip Code)

877-798-8326
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

On June 28, 2013, we held our annual meeting of stockholders. A total of 51,222,128 shares of our common stock were entitled to be voted at the meeting.  Of that total, 8,488,399 shares were present at the meeting either in person or by proxy.

At the meeting, our stockholders:

1.	approved and ratified the adoption of our 2012 Stock Option Plan and approved and ratified our 2013 Stock Option Plan,
2.	ratified the appointment of Deloitte & Touche LLP as our independent registered public accounting firm;
3.	set the number of directors at four and elected four directors;
4.	approved our executive compensation; and
5.	approved the frequency of the shareholder vote to approve our executive compensation.

The final voting results for each of the proposals submitted to a vote of the stockholders are set forth below.

Ratification of the Adoption of the 2012 Stock Option Plan

For	Against	Abstain
8,488,399	nil	nil

Approval of 2013 Stock Option Plan

For	Against	Abstain
8,488,399	nil	nil

Ratification of Appointment of Deloitte & Touche LLP

For	Against	Abstain
8,488,399	nil	nil

Set the Number of Directors at Four

For	Against	Abstain
8,488,399	nil	nil

Election of Directors

	For	Against	Abstain
Craig Brod, Ph.D.	8,488,399	nil	nil
Munir Ali	8,488,399	nil	nil
Dale Wallster	8,488,399	nil	nil
Bill Marcus	8,488,399	nil	nil

Approval of the Executive Compensation

For	Against	Abstain
8,488,399	nil	nil

Approval of the Frequency of Executive Compensation

For 1 Year	For 2 Years	For 3 Years
6,144,899	nil	2,343,500

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RESPECT YOUR UNIVERSE, INC.

By:

/s/ Craig Brod
Craig Brod
Chief Executive Officer
Date: July 5, 2013